Exhibit 23.01

Consent Of Independent Registered Public Accounting Firm

Board of Directors
Carolina Trust BancShares, Inc.

We consent to the incorporation by reference in the registration statements on Form S-8 (File No. 333-213203) and Form S-1 (File No. 333-224178), of our report dated March 27, 2019, with respect to the consolidated financial statements of Carolina Trust BancShares, Inc. as of December 31, 2018 and 2017, and for each of the two years in the period ended December 31, 2018, which report appears in Carolina Trust BancShares, Inc.’s 2018 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina
March 27, 2019